Exhibit 99.1

Theriva™ Biologics Reports Full-Year 2023 Operational Highlights and Financial Results

– The independent data monitoring committee (IDMC) recommended the continuation of VIRAGE, the Phase 2b clinical trial of VCN-01 in combination with chemotherapy for metastatic Pancreatic Ductal Adenocarcinoma (PDAC), with no safety concerns raised -

- VIRAGE remains on track to complete enrollment in the first half of 2024-

- As of December 31, 2023, Theriva Biologics reports $23.2 million in cash, which is expected to provide runway into the first quarter of 2025 -

- Conference call and webcast to be held on Monday, March 25 at 8:30 a.m. ET -

Rockville, MD, March 25, 2024 – Theriva™ Biologics (NYSE American: TOVX), a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need, today reported financial results for the full-year ended December 31, 2023, and provided a corporate update.

“With continued advancement of our clinical programs, we have the opportunity to achieve several important milestones this year,” said Steven A. Shallcross, Chief Executive Officer of Theriva Biologics. “VIRAGE, our Phase 2b trial of VCN-01 in newly-diagnosed metastatic PDAC remains on track to complete enrollment in the first half of 2024. We completed the first safety review with the IDMC, and with a positive recommendation, VIRAGE will continue to enroll patients as planned with no modifications to the protocol. Our clinical data has demonstrated that repeated systemic dosing of VCN-01 is feasible from a safety perspective, and will now focus on determining whether the repeated-dose regimen of VCN-01 may lead to improved clinical outcomes for patients with PDAC and other solid cancers. In addition to advancing the VIRAGE PDAC trial, we continue to work closely with key opinion leaders, and regulatory agencies to refine our protocol and clinical strategy for VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma. In parallel, our investigator sponsored Phase 1 trial evaluating the safety and activity of intravitreal VCN-01 in pediatric patients with refractory retinoblastoma continues to progress and will further inform our clinical development pathway in this area of high unmet need.”

Recent Program Highlights and Anticipated Milestones:

VCN-01:

•	Pancreatic Ductal Adenocarcinoma (PDAC): Dosing is underway and enrollment continues to progress for VIRAGE, the randomized, controlled, multicenter, open-label Phase 2b trial of VCN-01 in combination with standard-of-care chemotherapy (gemcitabine/nab-paclitaxel) as a first line therapy in newly diagnosed bmetastatic PDAC patients. The trial is expected to enroll 92 evaluable patients and remains on track to complete enrollment in H1 2024.
o

The Independent Data Monitoring Committee (IDMC) recommended the continuation of enrollment as planned into the VIRAGE study. According to the IDMC's expert assessment of clinical data from patients enrolled at six sites open in the U.S. and nine sites in Spain, the ongoing Phase 2b trial will continue without any changes to the protocol. No safety concerns were raised based on the evaluation of data presented at the IDMC meeting. Intravenous VCN-01 has been well tolerated and demonstrated a safety profile consistent with prior clinical trials. Importantly, no additional toxicities were observed in patients receiving a second dose of VCN-01.

•	Retinoblastoma: The investigator sponsored Phase 1 trial evaluating the safety and activity of intravitreal VCN-01 in pediatric patients with refractory retinoblastoma has completed patient treatment. The trial is designed to evaluate escalating doses of VCN-01 administered by two intravitreal injections separated by 14 days. The investigator sponsored Phase 1 trial, which will complete patient follow-up in H1 2024, will help inform the planned Phase 2 trial design.
o	This builds on positive preclinical results presented by collaborators at Fundació Sant Joan de Déu demonstrating that administration of VCN-01 in combination with topotecan chemotherapy may improve VCN-01 activity against retinoblastoma.

SYN-004 (ribaxamase):

•	Dosing is underway for the ongoing Phase 1b/2a randomized, double-blinded, placebo-controlled clinical trial of SYN-004 (ribaxamase) in allogeneic hematopoietic cell transplant (HCT) recipients for the prevention of acute graft-versus-host-disease (aGVHD). SYN-004 appeared to be well tolerated in HCT patients treated with IV meropenem and SYN-004 was not detected in blood samples from the majority of the evaluable patients. The trial is on track to complete enrollment into the second cohort in Q2 2024.

Business Updates

•	On November 2, 2023, Theriva signed an exclusive option to license intellectual property from Sant Joan de Déu-Barcelona Children’s Hospital (SJD) to explore the therapeutic potential of VCN-01 in combination with topoisomerase I inhibitors. This strengthens a long-term research collaboration with SJD and builds on ongoing trial evaluating VCN-01 in pediatric cancers.
•	Theriva is actively pursuing licensing discussions for our SYN-020 intestinal alkaline phosphatase asset.

Full-Year Ended December 31, 2023 Financial Results

General and administrative expenses decreased to $7.1 million for the year ended December 31, 2023, from $9.9 million for the year ended December 31, 2022. This decrease of 28% is primarily comprised of the decrease in the fair value of the contingent consideration of $2.8 million, along with lower salary, investor relations, legal costs, consulting fees related to the VCN acquisition, and director and officer insurance offset by higher audit fees, and other consulting fees. The charge relating to stock based compensation expense was $0.4 million for the year ended December 31, 2023, compared to $0.4 million for the year ended December 31, 2022.

Research and development expenses increased to $14.3 million for the year ended December 31, 2023, from $11.7 million for the year ended December 31, 2022. This increase of 22% is primarily the result of higher clinical trial expenses related to our VIRAGE Phase 2 clinical trial of VCN-01 in PDAC, offset by lower expenses related to our Phase 1b/2a clinical trial of SYN-004 (ribaxamase) in allogeneic HCT recipients, the completed Phase 1a clinical trial of SYN-020, decreased manufacturing expenses related to our Phase 1a clinical trial of SYN-020 and lower other indirect costs. We anticipate research and development expense to increase as we continue enrollment in our VIRAGE Phase 2 clinical trial of VCN-01 in PDAC and our ongoing Phase 1 clinical trial in retinoblastoma, expand GMP manufacturing activities for VCN-01, and continue supporting our VCN-11 and other preclinical and discovery initiatives. Research and development expenses also include a charge relating to non-cash stock-based compensation expense of $165,000 for the year ended December 31, 2023, compared to $112,000 for the year ended December 31, 2022. In addition, we expect research and development expenses to increase as we incur higher clinical program costs for our VCN product candidates.

Other income was $1,442,000 for the year ended December 31, 2023, compared to other income of $471,000 for the year ended December 31, 2022. Other income for the year ended December 31, 2023 is primarily comprised of interest income of $1,439,000 and an exchange gain of $3,000. Other income for the year ended December 31, 2022 is primarily comprised of interest income of $512,000 offset by an exchange loss of $41,000.

Cash and cash equivalents totaled $23.2 million as of December 31, 2023, compared to $41.8 million as of December 31, 2022.

The audited financial statements for the year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K contain an unqualified audit opinion from the Company’s independent registered public accounting firm that includes an explanatory paragraph related to the Company's ability to continue as a going concern.

Conference Call

Theriva Biologics will host a conference call on Monday, March 25, 2024 at 8:30 a.m. ET to discuss its financial results for the full-year ended December 31, 2023 and provide a corporate update. Individuals may participate in the live call via telephone by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international) and using the conference ID: 13744453. Participants are asked to dial in 15 minutes before the start of the call to register. Investors and the public can access the live and archived webcast of this call via the “News & Media” section of the company’s website, https://www.therivabio.com, under “Events” or by clicking here, up to 90 days after the call.

About Theriva™ Biologics, Inc.

Theriva™ Biologics (NYSE American: TOVX), is a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. The Company is advancing a new oncolytic adenovirus platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. The Company’s lead candidates are: (1) VCN-01, an oncolytic adenovirus designed to replicate selectively and aggressively within tumor cells, and to degrade the tumor stroma barrier that serves as a significant physical and immunosuppressive barrier to cancer treatment; (2) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent microbiome damage, thereby limiting overgrowth of pathogenic organisms such as VRE (vancomycin resistant Enterococci) and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients; and (3) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Theriva Biologics’ website at www.therivabio.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding VIRAGE remaining on track to complete enrollment in the first half of 2024, cash being expected to provide runway into the first quarter of 2025, continued advancement of the Company’s clinical programs providing the opportunity to achieve several important milestones this year, VIRAGE remaining on track to complete enrollment in the first half of 2024, VIRAGE continuing to enroll patients as planned with no modifications to the protocol, determining whether the repeated-dose regimen of VCN-01 may lead to improved clinical outcomes for patients with PDAC and other solid cancers, continuing to work closely with key opinion leaders, and regulatory agencies to refine our protocol and clinical strategy for VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma, the Company investigator sponsored Phase 1 trial evaluating the safety and activity of intravitreal VCN-01 in pediatric patients with refractory retinoblastoma further informing the Company’s clinical development pathway in this area of high unmet need, the VIRAGE trial enrolling 92 evaluable patients, completing patient follow-up in Q1 2024 in the investigator sponsored Phase 1 trial evaluating VCN-01 in pediatric patients with refractory retinoblastoma, the SYN-004 trial being on track to complete enrollment in the second cohort in Q2 2024 and expected increases in research and development expenses as the Company incurs higher clinical program costs for its VCN product candidates. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s and VCN’s ability to reach clinical milestones when anticipated, including the ability to continue to enroll patients as planned and the completion of enrollment in Virage in the first half of 2024, completion of patient follow- up in Q1 2024 in the investigator sponsored Phase 1 trial patient evaluating VCN-01 in pediatric patients with refractory retinoblastoma, and completing enrollment in the SYN-004 second cohort in Q2 of 2024, generating clinical data that establishes VCN-01 may lead to improved clinical outcomes for patients with PDAC and other solid cancers; the Company’s and VCN’s product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results; the ability to complete clinical trials on time and achieve the desired results and benefits,; the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s and VCN’s ability to promote or commercialize their product candidates for the specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of the Company’s and VCN’s products, developments by competitors that render such products obsolete or non-competitive, the Company’s and VCN’s ability to maintain license agreements, the continued maintenance and growth of the Company’s and VCN’s patent estate, the ability to continue to remain well financed and the cash providing a runway into the first quarter of 2025, and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and Theriva Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Investor Relations:

Chris Calabrese

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

917-680-5608

Theriva Biologics, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands except share and par value amounts)

(Unaudited)

	December 31,	December 31,
	2023	2022
Assets

Current Assets
Cash and cash equivalents	$23,177	$41,786
Tax credit receivable	1,812	—
Prepaid expenses and other current assets	2,414	3,734
Total Current Assets	27,403	45,520

Non-Current Assets
Property and equipment, net	422	345
Restricted cash	102	99
Right of use asset	1,759	1,199
In-process research and development	19,755	19,150
Goodwill	5,700	5,525
Deposits and other assets	78	23
Total Assets	$55,219	$71,861
Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$770	$915
Accrued expenses	2,995	1,496
Accrued employee benefits	1,517	1,403
Contingent consideration, current portion	—	2,973
Deferred research and development tax credit-current portion	906	—
Loans payable-current	63	57
Operating lease liability-current portion	487	216
Total Current Liabilities	6,738	7,060

Non-current Liabilities
Non-current contingent consideration	6,274	7,211
Loan Payable - non-current	162	221
Deferred tax liabilities, net	—	1,618
Non-current deferred research and development tax credit	906	—
Non-current operating lease liability	1,442	1,187
Total Liabilities	15,522	17,297

Commitments and Contingencies	—	—
Temporary Equity
Series C convertible preferred stock, $0.001 par value; 10,000,000 authorized;275,000 issued and outstanding	2,006	2,006
Series D convertible preferred stock, $0.001 par value; 10,000,000 authorized;100,000 issued and outstanding	728	728
Stockholders’ Equity:
Common stock, $0.001 par value; 350,000,000 shares authorized, 17,868,282 issued and 17,148,049 outstanding at December 31, 2023 and 15,844,061 issued and 15,123,828 outstanding at December 31, 2022	18	16
Additional paid-in capital	346,519	343,750
Treasury stock at cost, 720,233 shares at December 31, 2023 and at December 31, 2022	(288)	(288)
Accumulated other comprehensive income (loss)	32	(679)
Accumulated deficit	(309,318)	(290,969)
Total Stockholders‘ Equity	36,963	51,830

Total Liabilities and Stockholders’ Equity	$55,219	$71,861

Theriva Biologics, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	For the year ended
	December 31,
	2023	2022
Operating Costs and Expenses:
General and administrative	$7,120	$9,858
Research and development	14,311	11,723
Total Operating Costs and Expenses	21,431	21,581
Loss from Operations	(21,431)	(21,581)
Other Income:
Foreign currency exhange gain (loss)	3	(41)
Interest income	1,439	512
Total Other Income	1,442	471

Net Loss before income taxes	(19,989)	(21,110)
Income tax benefit	1,640	1,425

Net Loss Attributable to Theriva Biologics, Inc. and Subsidiaries	$(18,349)	$(19,685)

Effect of Warrant exercise price adjustment	—	(340)

Net Loss Attributable to Common Stockholders	$(18,349)	$(20,025)

Net Loss Per Share - Basic and Dilutive	$(1.14)	$(1.31)

Weighted average number of shares outstanding during the period - basic and dilutive	16,107,014	15,327,328

Net Loss	(18,349)	(19,685)
Gain (loss) on foreign currency translation	711	(679)
Total comprehensive loss	(17,638)	(20,364)